Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Partners of
Eagle Rock Energy Partners, L.P.:
We consent to the incorporation by reference in Registration Statement No. 333-139612 on Form S-8 of (i) our report dated April 28, 2006 relating to the financial statements of ONEOK Texas Field Services, L.P. and (ii) our report dated April 2, 2007, relating to the financial statements of Eagle Rock Energy Partners, L.P., appearing in this Annual Report on Form 10-K/A of Eagle Rock Energy Partners, L.P. for the year ended December 31, 2006.
/s/ DELOITTE & TOUCHE LLP
Houston, Texas
July 26, 2007